UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2010

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02    Unregistered Sales of Equity Securities.

MARCH 2010 TRANSACTION

As previously disclosed on a Form 8-K filed on March 29, 2010, on March 26, 2010, Senesco Technologies, Inc. (the “Company”) entered into two Purchase Agreements (the “Non-Affiliate Purchase Agreements”) between the Company and certain non-affiliated investors who are a party thereto (the “Non-Affiliated Investors”).  On March 26, 2010, the Company also entered into a third Purchase Agreement (the “Affiliate Purchase Agreement”) between the Company and certain affiliated investors who are a party thereto (the “Affiliated Investors”).  Collectively the Non-Affiliate Purchase Agreements and Affiliate Purchase Agreement shall be referred to herein as the “Purchase Agreements” and collectively the Non-Affiliated Investors and Affiliated Investors shall be referred to herein as the “Investors”.

Pursuant to the Purchase Agreements, the Company agreed to issue to the Investors an aggregate of 11,497 shares of Preferred Stock, initially convertible into 35,928,125 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) immediately exercisable warrants to purchase up to approximately 35,928,125 shares of Common Stock for an aggregate offering price of approximately $11,497,000.  In connection with the offering, the Company agreed to solicit shareholder approval of (i) the ability of the Investors to convert the securities into Common Stock, which in the aggregate exceed 20% of the Company’s currently outstanding shares of Common Stock and (ii) the issuance of the securities to the Affiliated Investors pursuant to the terms and conditions of the Affiliate Purchase Agreement.  At the Company’s Annual Meeting of Stockholders, as further described below, the stockholders of the Company approved the foregoing proposals.  It is anticipated that the Company will close on the remaining transaction with the Affiliated Investors as soon as possible.

It is anticipated that the offering will bring gross proceeds to the Company in the amount of approximately $11,497,000 and net proceeds to the Company in the amount of approximately $10,800,000.  The Company anticipates that it will use the proceeds received in connection with the foregoing transaction for research and development and general working capital purposes.

CONVERTIBLE DEBENTURES

As also previously disclosed on a Form 8-K filed on March 5, 2010, on March 4, 2010, the insiders of the Company who had previously purchased all of the convertible debentures, warrants and common stock of the Company which were previously held by Stanford Venture Capital Holdings, Inc., notified the Company that they had elected, subject to stockholder approval, to convert their convertible debentures at a conversion price of $0.83.

Under the terms of the convertible debentures, such convertible debentures could have converted at a floating conversion rate equal to the lower of $0.83, or 80 percent of the lowest daily Volume-Weighted Average Price (VWAP) for the five-day period immediately preceding the conversion date, which equated to $0.22.  On May 25, 2010, at the Company’s Annual Meeting of Stockholders, as further described below, the stockholders of the Company approved the conversion of the convertible debentures.  Accordingly, on May 25, 2010, the Company issued 6,024,096 shares of Common Stock to the insiders.  The Company did not receive any proceeds as a result of the conversion of the convertible debentures.

All of the securities issued in the foregoing transactions were offered and sold by the Company, as applicable, pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 25, 2010, the Company held its Annual Meeting of Stockholders.  The matters voted on by stockholders at the Company’s annual meting of stockholders included (1) a proposal to elect nine (9) Directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified, (2) a proposal to approve an amendment to the Senesco Technologies, Inc. 2008 Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,137,200 shares to 11,137,200 shares, (3) a proposal to approve an amendment to the Company’s Amended and

Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 120,000,000 shares to 250,000,000 shares, (4) a proposal to approve, for purposes of section 713 of the NYSE Amex Company Guide, the issuance of Preferred Stock, Warrants and Placement Agent Warrants (and the shares of common stock issuable upon exercise of the Warrants, the Placement Agent Warrants and the conversion of the Preferred Stock and payment of dividends thereon), which, when converted, in the aggregate exceed 20% of the Company’s currently outstanding shares of common stock pursuant to the terms and conditions of the Securities Purchase Agreements, dated as of March 26, 2010, between certain investors who are a party thereto and the Company, (5) a proposal to approve, for purposes of section 711 of the NYSE Amex Company Guide, the issuance of the Company’s shares of Preferred Stock and Warrants (and the shares of common stock issuable upon the exercise of the Warrants and the conversion of the Preferred Stock and payment of dividends thereon) pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of March 26, 2010, between each of Harlan W. Waksal, M.D. and Christopher Forbes and the Company, (6) a proposal to approve, for purposes of section 711 of the NYSE Amex Company Guide, the issuance of common stock upon the conversion of certain convertible debentures held by Christopher Forbes, Rudolf Stalder, Harlan W. Waksal, M.D., David Rector, John N. Braca, Jack Van Hulst, Warren Isabelle and the Thomas C. Quick Charitable Foundation, and (7) a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

The results of the stockholders’ votes are as follows:

Proposal	For	Withheld	Broker Non-Votes
For the election of the nominees to the Board of Directors of the Company:
Harlan W. Waksal, M.D.	17,847,739	189,670	9,559,778
John N. Braca	17,850,509	186,900	9,559,778
Jack Van Hulst	17,766,888	270,521	9,559,778
Christopher Forbes	17,850,709	186,700	9,559,778
Warren J. Isabelle	17,773,988	263,421	9,559,778
Thomas C. Quick	17,570,674	466,735	9,559,778
David Rector	17,850,539	186,870	9,559,778
Rudolf Stalder	17,657,325	380,084	9,559,778
John E. Thompson	17,840,839	196,570	9,559,778

For the proposal to approve an amendment to the Senesco Technologies, Inc. 2008 Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,137,200 shares to 11,137,200 shares.
For 17,234,760	Against 739,937	Abstain 62,712	Broker Non-Votes 9,559,778

For the proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock, $0.01 par value per share, of the Company from 120,000,000 shares to 250,000,000 shares.
For 26,831,693	Against 559,741	Abstain 205,753

For the proposal to approve, for purposes of section 713 of the NYSE Amex Company Guide, the issuance of Preferred Stock, Warrants and Placement Agent Warrants (and the shares of common stock issuable upon exercise of the Warrants, the Placement Agent Warrants and the conversion of the Preferred Stock and payment of dividends thereon), which, when converted, in the aggregate exceed 20% of the Company’s currently outstanding shares of common stock pursuant to the terms and conditions of the Securities Purchase Agreements, dated as of March 26, 2010, between certain investors who are a party thereto and the Company.
For 17,610,426	Against 323,837	Abstain 103,146	Broker Non-Votes 9,559,778

For the proposal to approve, for purposes of section 711 of the NYSE Amex Company Guide, the issuance of the Company’s shares of Preferred Stock and Warrants (and the shares of common stock issuable upon the exercise of the Warrants and the conversion of the Preferred Stock and payment of dividends thereon) pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of March 26, 2010, between each of Harlan W. Waksal, M.D. and Christopher Forbes and the Company.
	For 17,614,626	Against 318,637	Abstain 104,146	Broker Non-Votes 9,559,778

For the proposal to approve, for purposes of section 711 of the NYSE Amex Company Guide, the issuance of common stock upon the conversion of certain convertible debentures held by Christopher Forbes, Rudolf Stalder, Harlan W. Waksal, M.D., David Rector, John N. Braca, Jack Van Hulst, Warren Isabelle and the Thomas C. Quick Charitable Foundation.
	For 17,611,596	Against 318,067	Abstain 107,746	Broker Non-Votes 9,559,778

For the proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010.	For 27,427,189	Against 132,998	Abstain 37,000

The foregoing votes reflect that (i) the nominees of the Board of Directors, (ii) the approval of the increase in the number of shares of authorized stock reserved for issuance under the Senesco Technologies, Inc. 2008 Incentive Compensation Plan, (iii) the approval of an amendment to the Company’s Certificate of Incorporation, (iv) the approval, for purposes of section 713 of the NYSE Amex Company Guide, of the issuance of the Company’s shares of preferred stock and warrants which in the aggregate are convertible into shares of common stock which exceed 20% of the Company’s currently outstanding shares of common stock, (v) the approval, for purposes of section 711 of the NYSE Amex Company Guide, of the issuance of the Company’s preferred stock and warrants to certain insiders and affiliates, (vi) the approval of the issuance of common stock upon the conversion of certain convertible debentures held by certain of the Company’s affiliates and (vii) the ratification of the appointment of the Company’s independent public accounting firm for the fiscal year ending June 30, 2010, having received the votes listed above, being a plurality, majority or requisite majority of the votes cast, were duly passed by the stockholders of the Company.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation

10.1*	Amended and Restated 2008 Incentive Compensation Plan

*	A management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to Item 13(a) of Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 28, 2010	By: /s/ Joel Brooks
Name: Joel Brooks
Title: Chief Financial Officer